Bank of America 100 North Tryon Street Charlotte, NC 28255 Tel 704.386.5000

Pricing Supplement No. 0308 dated December 3, 2003 (To Prospectus dated August 20, 2002 and Prospectus Supplement dated August 20, 2002)	Rule 424(b)(2) File Number 333-97197

Senior Medium-Term Notes, Series J

Principal Amount:	Banc of America Securities LLC	$84,000,000.00
Issue Price: Commission or Discount: Proceeds to Corporation:
100.00%     0.00%  100.00%
$84,000,000.00 $ 0.00 $84,000,000.00

Agent:	Banc of America Securities LLC, as agent
Original Issue Date:	December 5, 2003
Stated Maturity Date:	March 17, 2019
Cusip#:	06050 MCW5
Form:	Book entry only
Interest Rate:	Fixed
Daycount Convention:	30/360
Base rate:	N/A
Index Maturity:	None
Spread:	None
Initial Interest Rate:	5.60%
Interest Reset Period:	None
Interest Reset Dates:	None
Interest Determination Date:	None
Interest Payment Dates:	The 16th of each June and December, commencing on June 16, 2004 and ending with the interest payment on the Stated Maturity Date.
May the Notes be redeemed by the Corporation prior to maturity?	No
.
May the Notes be repaid prior to maturity at the option of the holder?	No
Discount Note?	No